Exhibit 99.1
FOR IMMEDIATE RELEASE
November 3, 2009
REHABCARE ANNOUNCES DEFINITIVE AGREEMENT
TO ACQUIRE TRIUMPH HEALTHCARE
ST. LOUIS, MO, November 3, 2009, RehabCare Group, Inc. (NYSE: RHB) announced today it has entered into a definitive agreement to acquire Triumph HealthCare, a leading developer and operator of long-term acute care hospitals (LTACHs) in the U.S., for $570.0 million, subject to adjustment. Triumph’s trailing 12-month revenues through September 30, 2009 were $439.7 million and adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) was $89.7 million. The purchase price is approximately 6.2x the trailing 12-month adjusted EBITDA (see attached reconciliation). The transaction is expected to close on or about December 1, 2009, pending customary closing conditions, including regulatory approvals. The combined organization will represent the fourth largest post-acute hospital operator and the third largest LTACH provider in the country, with 29 LTACHs and six inpatient rehabilitation facilities (IRFs) operating in 13 states, including two LTACHs that will be added in the first half of 2010.
     John H. Short, Ph.D, RehabCare President and Chief Executive Officer, said the agreement is a milestone event for the Company. “Our long-stated strategy has been to accelerate the growth of our hospital operations through acquisitions. This acquisition, our largest to date, will significantly transform our Hospital division, providing the critical mass to leverage our infrastructure and expand our capabilities in a fundamental component of the post-acute continuum,” Dr. Short said. “It not only gives us immediate scale, increasing our hospital portfolio to 35 in 2010, but allows us to integrate the best practices of Triumph, an industry leader in managing efficient and profitable LTACHs that deliver superior patient outcomes.
     “Furthermore, it will rebalance our business portfolio, with managed services representing 53 percent of our revenue stream and owned operations representing 47 percent, on a pro forma basis for 2009. As a result, the Hospital division will immediately become a major earnings and cash flow contributor for our stockholders.”
     Dr. Short said the additional LTACHs also will create a balanced portfolio of post-acute services in combination with its 116 owned or managed IRFs, 35 managed outpatient therapy programs covering nearly 100 sites and contract rehabilitation services at about 1,100 skilled nursing facilities. “This transaction builds out our post-acute continuum of care in 11 markets where there is overlap with our other services, creating opportunities for synergies, improved patient flow and enhanced care.”
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REHABCARE ANNOUNCES ACQUISITION OF TRIUMPH HEALTHCARE	Page 2
     Founded in 1999 and based in Houston, Texas, Triumph HealthCare currently operates 20 hospitals in seven states, including 11 freestanding and nine co-located LTACHs. The company employs approximately 3,800 clinical and administrative professionals and specializes in delivering innovative clinical programming and effective case management for long-term, high acuity patients.
     Charles L. Allen, Chairman and Chief Executive Officer of Triumph HealthCare said, “RehabCare’s acquisition of Triumph brings together two organizations with similar missions of growth, financial strength and delivering the highest quality care for critically injured or ill patients. We expect the integration of our two organizations will benefit our patients and have a long-term positive impact on our hospitals and the communities we serve.”
     Following the close, Brock Hardaway, Triumph’s President and Chief Operating Officer, will oversee operations of RehabCare’s LTACH business under the direction of Kevin Gross, RehabCare’s Senior Vice President of Hospital Operations. Hardaway has over 21 years experience in the healthcare industry, spending more than 16 in the LTACH sector. Prior to joining Triumph in 2005, he was responsible for the operations of over 30 hospitals for Select Medical Corporation.
     RehabCare expects the acquisition to be meaningfully accretive to diluted earnings per share attributable to RehabCare in 2010, including expected synergies. In the fourth quarter of 2009, the Company expects to incur one-time expenses related to closing the transaction of approximately $9.0 — $10.0 million on a pre-tax basis. The combined organization is expected to more than double the Company’s cash flow from operations.
     The transaction will be financed through a combination of committed bank financing, equity and/or seller financing in the form of convertible preferred stock of RehabCare and cash on hand. BofA Merrill Lynch, Royal Bank of Canada and BNP Paribas have provided a commitment for a new senior secured credit facility consisting of a $500.0 million term loan B facility and a $125.0 million revolving credit facility, which is expected to be substantially unfunded at the close of the transaction. BofA Merrill Lynch is acting as financial advisor to RehabCare in connection with this transaction.
     RehabCare management will discuss the transaction during its third quarter earnings conference call today at 5:00 p.m. Eastern. Listeners may access the call by dialing 800-640-9765, confirmation number 25516586, or in a listen-only mode through the Company’s website at http://www.rehabcare.com/investors/webcasts.html. A replay of the call will be available beginning at approximately 7:00 p.m. Eastern today by dialing 877-213-9653, confirmation number 25516586. An online archive of the conference call will remain on the Company’s website through January 4, 2010.
     With more than 25 years experience, RehabCare (www.rehabcare.com), a St. Louis-based company, is a leading national provider of physical rehabilitation services in conjunction with over 1,250 hospitals and skilled nursing facilities in 41 states. The Company also owns and/or operates freestanding rehabilitation and long-term acute care hospitals across the country. RehabCare is included in the Russell 2000 and Standard and Poor’s Small Cap 600 Indices.
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REHABCARE ANNOUNCES ACQUISITION OF TRIUMPH HEALTHCARE	Page 3
     This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the Company’s statement that it expects its acquisition of Triumph HealthCare to be meaningfully accretive to diluted earnings per share attributable to RehabCare in 2010, the statement that the combined organization is expected to more than double the Company’s cash flow from operations, and other statements about the proposed benefits of the acquisition, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based on the Company’s current beliefs and expectations and are subject to significant risks and uncertainties. Actual results could differ materially from those set forth in the forward-looking statements.
     Factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to, the ability to obtain regulatory approvals to consummate the acquisition within the expected timeframe or at all, the possibility that the expected synergies of the proposed acquisition will not be realized in the amount or as and when budgeted, the possibility that transaction costs associated with the proposed acquisition may be greater than anticipated, the possibility that adjustments will be required in the purchase price allocation for the proposed merger, the risk that the businesses will not be integrated successfully, disruption from the acquisition that makes it more difficult to maintain business, customer and operational relationships and the possibility that the acquisition does not close, the risks that the Company fails to achieve revenue and margin targets for 2010, whether as a result of the impact of additional limitations on reimbursement, the introduction of new regulation or general economic or other factors. Additional factors that could cause results to differ materially from those described in the forward-looking statements, including statements regarding the expected impact of the Triumph HealthCare acquisition on the Company’s results, are discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and current reports on Form 8-K available at the SEC’s Internet site at http://www.sec.gov. You are cautioned not to rely on forward-looking statements as the Company cannot predict or control many factors that affect its ability to achieve the results estimated. The Company makes no promise to update any forward looking statements as a result of changes in underlying factors, new information, future events or otherwise.
CONTACT: RehabCare Group, Inc.
Financial: Jay Shreiner, Chief Financial Officer
Press: Donna Lee, Office of the CEO
(314) 863-7422
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REHABCARE ANNOUNCES ACQUISITION OF TRIUMPH HEALTHCARE	Page 4
Reconciliation of Triumph HealthCare Holdings, Inc. Net Income to
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization
(Amounts in thousands)

LTM[1] Ended
September 30,
2009
Net income attributable to Triumph HealthCare Holdings, Inc.	$26,904
Depreciation and amortization	14,022
Interest expense	31,596
Income taxes	16,372
Loss on disposal of assets	768

Adjusted EBITDA	$89,662

Base purchase price[2]	$570,000
Purchase price attributable to two hospitals to be added by mid- 2010	(10,600)

Adjusted base purchase price[2]	$559,400

Divided by LTM[1] ended 9/30/09 adjusted EBITDA	$89,662

Adjusted base purchase price[2] EBITDA multiple	6.2

[1]	Last twelve months

[2]	Subject to adjustment